EXHIBIT 99.1


         Contact:  Suzanne H. Wood
                   (336) 664-2400

                           OAKWOOD HOMES CORPORATION ANNOUNCES
                              EXECUTIVE MANAGEMENT CHANGES

         GREENSBORO, N.C. September 20, 2000 -- Oakwood Homes Corporation (NYSE
         - OH) announced today the resignation of William G. Edwards as Chairman, Chief Executive Officer and a Director of the Company. Dennis
         I. Meyer, a current member of the Company's Board of Directors, will assume the position of Chairman. Mr. Meyer has been a member of the Board since 1983 and will also continue as a partner with the law firm, Baker & McKenzie.

         Acting as spokesperson for the Board, Mr. Meyer stated, "We very much appreciate Bill's leadership and contributions. Bill has led the Company through many difficult decisions during the extremely competitive conditions experienced over the last year. He will continue to act as an advisor to the Board and will remain a significant shareholder. We wish him well in his future endeavors.

         "Duane D. Daggett, formerly President and Chief Operating Officer, has been named Chief Executive Officer and elected to the Board of Directors. Duane's primary focus will be on the development and implementation of the Company's performance improvement plan. His broad skill set, leadership capability and background in organizational matters will help us meet the challenges of today's marketplace."

         Prior to joining the Company in July, Mr. Daggett most recently served as Executive in Residence at Appalachian State University's Walker College of Business in North Carolina. He is the former Chairman, President and Chief Executive Officer of Service Systems Corporation, a subsidiary of R.J. Reynolds Industries. Earlier in his career, Mr. Daggett spent 14 years with Beatrice Companies, Inc., where he served in several positions including Executive Vice President - Domestic Grocery Operations and President of Peter Eckrich & Sons, a major meat-processing company.

         In a separate action, Myles E. Standish, the Company's Executive Vice President, Chief Administrative Officer and General Counsel, also was elected to the Board of Directors. Mr. Standish has been with the Company since 1995.
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         Oakwood Homes Corporation and its subsidiaries are engaged in the production, sale, financing and insuring of manufactured housing throughout the United States. With approximately 378 Company-owned stores and an extensive network of independent retailers, Oakwood Homes is the nation's largest retailer of manufactured housing.

         This press release contains certain forward-looking statements and information based on the beliefs of the Company's management as well as assumptions made by, and information currently available to, the Company's management. Words like "believe" and similar expressions used in this press release are intended to identify other such forward-looking statements.

         These forward-looking statements reflect the current views of the Company with respect to future events and are subject to a number of risks, including, among others, the following: competitive industry conditions could further adversely affect our sales and profitability; we may be unable to access sufficient capital to fund our retail finance activities; we may recognize special charges or experience increased costs in connection with our securitization or other financing activities; adverse changes in governmental regulations applicable to our business could negatively impact our business; we could suffer losses resulting from litigation (including shareholder class actions or other class action suits); our captive Bermuda reinsurance subsidiary could experience significant losses; we could experience increased credit losses or higher delinquency rates on loans that we originate; negative changes in the general economic conditions in our markets could adversely impact us; we could lose the services of our key management personnel; and any other factors that generally affect companies in our lines of business could also adversely impact us. Should our underlying assumptions prove incorrect or should one or more of the risks or uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.